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                                                                  EXHIBIT 10.31

            AMENDMENT NO. 1 TO STOCK APPRECIATION RIGHTS AGREEMENT

   AMENDMENT NO. 1 TO STOCK APPRECIATION RIGHTS AGREEMENT (this "Amendment"), dated as of November 20, 2002, by and between Plains Exploration & Production Company, a Delaware corporation ("Company"), and Stephen A. Thorington ("Grantee"). Undefined capitalized terms are defined in the Agreement (as defined below).

   WHEREAS, Company and Grantee entered into the Stock Appreciation Rights Agreement, dated as of September 3, 2002 (the "Agreement");

   WHEREAS, Company and Grantee desire to enter into this Amendment to change the Grant Date and the Exercise Price;

   NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

      1. The preamble of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          "THIS AGREEMENT, entered into as of September 3, 2002, with respect to the following grant of Stock Appreciation Rights, such grant to be effective on the date (the "Grant Date") on which all of the shares of common stock of Plains Exploration & Production Company, a Delaware corporation (the "Company"), held by Plains Resources Inc. ("PLX") are distributed to PLX's stockholders, by and between the Company and Stephen A. Thorington ("Grantee")."

      2. The first recital of the Agreement is hereby amended by deleting the term "2002 Stock Incentive Plan" and replacing it with the following "2002 Transition Stock Incentive Plan, as amended or restated from time to time".

      3. Section 1.2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          "1.2 The "Exercise Price" per SAR is equal to the closing price (on a "when issued" basis) per Share on the Grant Date as reported on the New York Stock Exchange, which has been determined to be the Fair Market Value of a Share on the Grant Date."

      4. Section 9 of the Agreement is hereby amended by changing the section reference therein from "14" to "8".

      5. Effect on the Agreement. Except as specifically amended or waived by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. The term "Agreement" used in the Agreement shall mean the Agreement as amended hereby.

      6. Counterparts. This Amendment may be executed in counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

                           [Signature Page Follows]

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   IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed on its behalf by its officers thereunto duly authorized on the day and year first written above.


                                              PLAINS EXPLORATION & PRODUCTION
                                              COMPANY

                                              By:      /S/ JAMES C. FLORES
                                                  -----------------------------
                                                         James C. Flores
                                                  Chairman and Chief Executive
                                                             Officer


                                                    /S/ STEPHEN A. THORINGTON
                                                  -----------------------------
                                                      Stephen A. Thorington


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